UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2013

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2013, PRGX Global, Inc. (the “Company”) announced that its President and Chief Executive Officer, Romil Bahl, would be leaving the Company effective immediately. Mr. Bahl also resigned from the Board of Directors (the “Board”) of the Company effective November 15, 2013. The Company expects to enter into a Separation Agreement and Release with Mr. Bahl, the terms of which will be disclosed in a separate Form 8-K. Ronald E. Stewart, a member of the Board, was appointed by the Board to serve as the Company’s interim President and interim Chief Executive Officer effective November 15, 2013. Mr. Stewart’s appointment is expected to last until a permanent President and Chief Executive Officer is hired. In conjunction with his appointment as the Company’s interim President and interim Chief Executive Officer, Mr. Stewart has resigned from his positions on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

In addition to his role as a director at the Company, Mr. Stewart, age 58, is a private equity investor and business entrepreneur and a partner of Arcadia Capital Group, a private equity firm. Prior to his current pursuits, Mr. Stewart was a senior partner with Accenture until his retirement in 2007, holding a number of executive positions during his 30-year career at the firm. During his tenure at Accenture, Mr. Stewart served as the global client partner for a number of Fortune 100 clients and led the firm’s retail and consumer goods practice in the eastern United States for a number of years. Mr. Stewart also led Accenture’s global transportation and travel industry program and served as the North America Managing Partner for the automotive, industrial manufacturing and transportation/travel industry groups.

There are no family relationships between Mr. Stewart and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release, dated November 15, 2013, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

99.1	Press Release dated November 15, 2013

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: November 18, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated November 15, 2013